Exhibit 99.1

News Release For Immediate Release

Ontrak Health Announces 2024 Third Quarter Financial Results

•Q3 Revenue of $2.6 million, down 31%% year over year
•Q3 Operating loss of $(5.1) million, a 26% increase year over year
•Q3 Adjusted EBITDA of $(3.3) million, a 24% decline year over year
•Company announces expansion of behavioral health solutions with Sentara Health for Commercial and Marketplace members
•Company begins enrollment of new members into Ontrak's WholeHealth+ solution under a new contract with a large northeast regional health plan and announces expansion of its services with Ontrak Quality solution
•Company announces a reverse split of its common stock at a ratio of 1-for-15, which was effective at 12:01 a.m. Eastern Time on September 23, 2024
•Company to Host Conference Call at 4:30 pm ET Today

Miami, FL – November 13, 2024 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and technology-enabled behavioral healthcare company, today reported its financial results for the third quarter ended September 30, 2024.

Management Commentary

Brandon LaVerne, Ontrak Health’s Chief Executive Officer, stated, “I am thrilled that we have now secured two new regional health plan customers and four health plan expansions since January of this year, spanning a range of plan types, including Medicaid, HARP, Commercial and now Marketplace, showcasing the versatility of our offerings, which include WholeHealth+, Engage and our new Quality solution. We are enthusiastic about the tremendous progress we are making with our multiple product offerings and believe activity in our pipeline is accelerating, bringing prospects further down the funnel, and faster. The opportunities at the bottom of our sales funnel alone represent a significant inflection in our growth going forward, and if executed, could nearly double our revenues under contract.”

Third Quarter 2024 Financial Results Highlights

All common share and per share amounts presented herein for all prior periods have been retroactively adjusted to reflect the impact of the previously announced reverse stock split (see below for more information).
•Revenue for the third quarter of 2024 was $2.6 million, representing a 31% decrease compared to the same period in 2023.
•Operating loss for the third quarter of 2024 was $(5.1) million compared to an operating loss of $(4.1) million for the same period in 2023.
•Adjusted EBITDA for the third quarter of 2024 was $(3.3) million compared to adjusted EBITDA of $(2.6) million for the same period in 2023.
•Net loss for the third quarter of 2024 was $(5.6) million, or a $(1.77) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to net loss of $(6.4) million, or a $(26.47) diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2023.
•Non-GAAP net loss for the third quarter of 2024 was $(3.9) million, or a $(1.38) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to non-GAAP net loss of $(5.7)

million, or a $(24.15) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2023.
Adjusted EBITDA, non-GAAP net loss and non-GAAP diluted net loss per common share are non-GAAP financial measures. See our description and reconciliation of such non-GAAP measures at the end of this release.

Third Quarter 2024 and Recent Operating Highlights

•Total enrolled members in our WholeHealth+ program numbered 2,007 at the end of Q3 2024, compared to 1,752 at the end of Q2 2024 and 2,297 at the end of Q3 2023.
•Total callable outreach pool for WholeHealth+ was 6,689 at September 30, 2024 compared to 7,511 at June 30, 2024 and 9,377 at September 30, 2023. Total callable outreach pool for Ontrak Engage, one of the segmented solutions within WholeHealth+ which we began offering on an à la carte basis in Q2 2024, was 498 at September 30, 2024.
•On November 2, 2024, the Company executed an expansion of its strategic partnership with an existing customer. This expansion represents the new offering of the Company's Engage solution, a coaching-specific alternative for members who would benefit from ongoing care coaching to help them address physical and behavioral health challenges and social needs. The addition of the Engage solution is a result of the Company’s innovative Advanced Engagement System which allows for targeted outreach to members more broadly across a larger population of members. Outreach is expected to begin this week for this new targeted population.
•In August 2024, the Company announced the signing of a 2-year strategic partnership with a large, regional health plan in the northeast, aimed at delivering a proactive, predictive and personalized behavioral health solution to its members in New York with chronic comorbidities and unaddressed behavioral health utilizing our WholeHealth+ and Engage solutions. In the beginning of October 2024, the Company began enrollment process and began providing WholeHealth+ services to this health plan's enrolled members. In late October 2024, the Company entered into an expanded partnership with this health plan customer to provide Ontrak Quality solution, which the Company recently launched and focuses on behavioral health metrics according to Healthcare Effectiveness Data and Information Set (HEDIS) and broadens access to services for Commercial, Medicaid and Health and Recovery Plan (HARP) members, not enrolled in the WholeHealth+ program, identified by the health plan as needing recommended behavioral healthcare services.
•On October 2, 2024, the Company was notified by a health plan customer of its intent not to continue using the Company’s services after December 2024. For the three and nine months ended September 30, 2024, the Company billed this customer approximately $1.7 million and $4.9 million, respectively, representing 68% and 64% of the Company's revenue for the three and nine months ended September 30, 2024, respectively.
•On September 17, 2024, the Company filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware implementing a reverse split at ratio of 1-for-15. Any fractional share of the Company's common stock resulting from the reverse split was automatically rounded up to the nearest whole share. The Company's common stock began trading on the NASDAQ Capital Market on a post-split basis at the open of trading on September 23, 2024, and continues to trade under the symbol “OTRK,” but has been assigned a new CUSIP number (683373401).
•In September 2024, the Company announced findings of significant improvement in quality of life of members with various mental health conditions participating in Ontrak's WholeHealth+ program from the first two-quarters of data collected through its implementation of Recovering Quality of Life (ReQoL) measure, which is now a standard component of Ontrak's clinical model.
•In September 2024, the Company launched Ontrak Quality, its latest product offering designed to help healthcare payers, providers and stakeholders close gaps in care, thereby improving quality measures and ultimately quality scores. Quality scores play a vital role in shaping the healthcare landscape, impacting reimbursement rates, star ratings, and patient outcomes. This latest innovation continues Ontrak’s expansion of its Advanced Engagement System to solve healthcare organizations’ toughest problems. Ontrak Health's new product offering provides a comprehensive solution to identify, manage, and close care gaps through a combination of advanced technology, robust data management, and personalized patient outreach. The product is designed to address key quality measures such as HEDIS (Healthcare Effectiveness Data and Information Set) and Star Ratings, which are widely used by organizations like the Centers for Medicare & Medicaid Services (CMS) for quality assessment in Medicare Advantage plans and by many state Medicaid programs.

•In August 2024, the Company announced its partnership with MosaicVoice, a pioneer in AI-powered voice technology, to transform healthcare delivery and patient outcomes for Ontrak and its members. The strategic partnership aims to create a more connected, intelligent, and patient-centric healthcare ecosystem by integrating advanced voice and AI technologies. MosaicVoice's AI technology offers real-time, dynamic guidance and conversation analysis, helping care teams maintain meaningful and compliant patient interactions. The solution actively listens to conversations, ensures adherence to care delivery protocols, and guides care teams with prompts that enhance patient engagement. This technology can detect patient sentiment, surface care opportunities, and provide immediate feedback to support care providers.
•In August 2024, the Company announced the achievement of the HITRUST Risk-based, 2-year (r2) certification of the customer data exchange elements of its Ontrak Advanced Engagement System. This certification underscores Ontrak's unwavering commitment to maintaining the highest standards of data security and regulatory compliance. The HITRUST CSF certification for Ontrak's Advanced Engagement System not only exemplifies our commitment to the gold standard in data protection and compliance but also ensures that our Ontrak Identify product suite, a core component of its WholeHealth+ solution, operates at the forefront of secure, AI-driven healthcare engagement, offering peace of mind to our partners and unparalleled care for our members. The HITRUST CSF ® certification is a comprehensive and flexible framework that combines healthcare-specific security, privacy, and regulatory requirements from existing frameworks such as HIPAA, NIST, ISO, and COBIT.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future.

For the quarter ending December 31, 2024, the Company estimates revenue in the range of $2.9 million to $3.2 million.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by registering online for dial-in information or via live audio webcast at: https://ontrakhealth.com/investors/presentations-events. Participants interested in dialing in to the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak Health (Nasdaq: OTRK) is a leading AI-powered and technology-enabled behavioral healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this press release and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words. Forward-looking statements may include, but are not limited to, the Company’s belief that it will be successful in returning to sustained growth, that its strategy will accelerate the Company’s return to growth by converting new customers and expand with existing customers, the Company's ability to convert its pipeline of prospects into active customers, the Company's ability to maximize its differentiated platform and deliver return on investment for customers, the Company’s revenue on a per member per month basis, gross margin estimates and the Company's estimated revenue for quarter ending September 30, 2024. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements, including, without limitation, risks related to: the Company’s ability to successfully execute on its strategy and business plan; the Company’s ability to increase its revenue and efficiently manage expenses and achieve profitability; the Company’s high customer concentration and the ability of its customers to terminate their contracts for convenience; the adequacy of the Company’s existing cash resources and anticipated capital commitments and future cash requirements to enable the Company to continue as a going concern; the Company’s ability to raise additional capital when needed; difficulty enrolling new members and maintaining existing members in the Company’s programs; the effectiveness of the Company’s treatment programs; lower than anticipated eligible members under the Company’s contracts; the Company’s dependence on key personnel and the Company’s ability to recruit and retain key personnel; the Company’s ability to maintain the listing of its stock on Nasdaq; the federal jury's conviction of the Company’s largest stockholder and former Chief Executive Officer and Chairman of one count of securities fraud and two counts of insider trading, and whether governmental authorities will institute separate investigations or proceedings against the Company and/or its current or former executives and/or directors; substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; the Company’s limited operating history; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks; general economic conditions, nationally and globally, and their effect on the market for our service; intense competition and competitive pressures and trends in the Company’s industry and the Company’s ability to successfully compete; changes in laws, regulations, or policies; and risks related to the Company’s ability to realize the potential benefits of and to effectively integrate acquisitions. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Forward-looking statements are current only as of the date they are made and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, restructuring, severance and related costs, gain on termination of operating lease, and gain/loss on change in fair value of warrant liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for debt issuance costs expensed related to Demand Notes, Demand Warrants expensed related to Demand Notes, stock-based compensation, restructuring, severance and related costs, gain on termination of operating lease and gain/loss on change in fair value of warrant liability. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. None of EBITDA, Adjusted EBITDA, Non-GAAP net loss or Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

See the Reconciliation of Non-GAAP Measures table at the end of this press release for a reconciliation of the Non-GAAP financial measures to U.S. GAAP financial measures.

Contact

For Investors:

Ryan Halsted
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$2,569	$3,715	$7,700	$9,204
Cost of revenue	975	1,040	2,794	2,691
Gross profit	1,594	2,675	4,906	6,513

Operating expenses:
Research and development	1,224	1,552	3,328	4,733
Sales and marketing	780	822	2,003	2,649
General and administrative	4,697	4,365	12,712	14,593
Restructuring, severance and related costs	—	—	290	457
Total operating expenses	6,701	6,739	18,333	22,432
Operating loss	(5,107)	(4,064)	(13,427)	(15,919)

Other income, net	2	38	5	324
Debt issuance costs	—	—	(5,921)	—
Interest expense, net	(475)	(2,392)	(984)	(6,009)
Loss before income taxes	(5,580)	(6,418)	(20,327)	(21,604)
Income tax benefit, net	—	—	—	80
Net loss	(5,580)	(6,418)	(20,327)	(21,524)
Dividends on preferred stock - undeclared	(2,239)	(2,239)	(6,716)	(6,716)
Net loss attributable to common stockholders	$(7,819)	$(8,657)	$(27,043)	$(28,240)

Net loss per common share, basic and diluted	$(1.77)	$(26.47)	$(6.29)	$(87.70)

Weighted-average common shares outstanding, basic and diluted	4,420	327	4,297	322

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
Assets	(unaudited)
Current assets:
Cash	$7,966	$9,701
Accounts receivable, net	29	—
Unbilled receivables	446	207
Deferred costs	165	128
Prepaid expenses and other current assets	1,562	2,743
Total current assets	10,168	12,779
Long-term assets:
Property and equipment, net	509	913
Goodwill	5,713	5,713
Intangible assets, net	—	99
Other assets	5,850	147
Operating lease right-of-use assets	158	195
Total assets	$22,398	$19,846
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$490	$563
Accrued compensation and benefits	653	442
Deferred revenue	60	97
Demand notes payable, net	5,751	—
Current portion of operating lease liabilities	65	56
Other accrued liabilities	1,638	2,784
Total current liabilities	8,657	3,942
Long-term liabilities:
Long-term debt, net	2,169	1,467
Long-term operating lease liabilities	117	166
Total liabilities	10,943	5,575
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 3,400,240 and 2,564,465 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	7	6
Additional paid-in capital	502,436	484,926
Accumulated deficit	(490,988)	(470,661)
Total stockholders' equity	11,455	14,271
Total liabilities and stockholders' equity	$22,398	$19,846

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands)

	For the Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(20,327)	$(21,524)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,506	2,340
Write-off of other asset	—	100
Paid-in-kind interest expense	787	3,110
Gain on termination of operating lease	—	(471)
Depreciation expense	507	876
Amortization expense	281	3,924
Change in fair value of warrant liability	(5)	(26)
Debt issuance costs expensed related to Demand Notes	3,262	—
Demand Warrants expensed related to Demand Notes	2,659	—
Changes in operating assets and liabilities:
Accounts receivable	(29)	761
Unbilled receivables	(239)	102
Prepaid expenses and other assets	1,017	917
Accounts payable	(72)	(736)
Deferred revenue	(37)	(27)
Leases liabilities	(41)	(154)
Other accrued liabilities	590	(1,074)
Net cash used in operating activities	(9,141)	(11,882)
Cash flows from investing activities
Purchase of property and equipment	(102)	(196)
Net cash used in investing activities	(102)	(196)
Cash flows from financing activities
Proceeds from Demand Notes	7,000	—
Proceeds from Keep Well Notes	—	8,000
Proceeds from warrants exercised	1,963	—
Proceeds from Keep Well Agreement held in escrow	—	6,000
Debt issuance costs	—	(449)
Finance lease obligations	—	(126)
Financed insurance premium payments	(1,455)	(1,830)
Payment of taxes related to net-settled stock awards	—	(3)
Net cash provided by financing activities	7,508	11,592
Net change in cash and restricted cash	(1,735)	(486)
Cash and restricted cash at beginning of period	9,701	9,713
Cash and restricted cash at end of period	$7,966	$9,227

Supplemental disclosure of cash flow information:
Interest paid	$52	$55
Income taxes paid	5	3
Non-cash financing and investing activities:
Debt issuance costs	$10,651	$266
Warrants issued in connection with Demand Notes	3,766	—
Warrants issued in connection with Keep Well Notes	—	11,034
Loss on extinguishment of debt with related party	521	2,153
Financed insurance premium	228	284

Finance lease and accrued purchases of property and equipment	—	23
Common stock issued to settle contingent consideration	64	—

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating loss	$(5,107)	$(4,064)	$(13,427)	$(15,919)
Depreciation expense	98	286	507	876
Amortization expense (1)	12	332	135	1,074
EBITDA	(4,997)	(3,446)	(12,785)	(13,969)
Stock-based compensation expense	1,712	797	2,506	2,340
Restructuring, severance and related costs (2)	—	—	290	457
Adjusted EBITDA	$(3,285)	$(2,649)	$(9,989)	$(11,172)

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(5,580)	$(6,418)	$(20,327)	$(21,524)
Debt issuance costs expensed related to Demand Notes (3)	—	—	3,262	—
Demand Warrants expensed related to Demand Notes (4)	—	—	2,659	—
Stock-based compensation expense	1,712	797	2,506	2,340
Restructuring, severance and related costs (2)	—	—	290	457
Gain on change in fair value of warrant liability	(1)	(38)	(5)	(26)
Gain on termination of operating lease (5)	—	—	—	(471)
Non-GAAP net loss	(3,869)	(5,659)	(11,615)	(19,224)
Dividends on preferred stock - undeclared	(2,239)	(2,239)	(6,716)	(6,716)
Non-GAAP net loss attributable to common stockholders	$(6,108)	$(7,898)	$(18,331)	$(25,940)

Net loss per common share - basic and diluted	$(1.77)	$(26.47)	$(6.29)	$(87.70)
Non-GAAP net loss per common share - basic and diluted	(1.38)	(24.15)	(4.27)	(80.56)
Weighted-average common shares outstanding - basic and diluted	4,420	327	4,297	322
_______________________
(1) Relates to operating and financing right-of-use assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs related to reduction in workforce plans announced in February 2024 and March 2023 as part of Company's continued cost savings measure.
(3) Represents the proportionate amount of deferred debt issuance costs expensed during the three and six months ended June 30, 2024 relative to the Demand Notes that have been issued as of June 30, 2024.
(4) Relates to relative fair value of Demand Warrants issued in connection with each Demand Notes issued as of June 30, 2024.
(5) Relates to gain realized on derecognition of ROU operating asset and related lease liability due to early termination of the lease of the office space located in Santa Monica, CA in February 2023.